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                           BURRARD TECHNOLOGIES, INC.

501-1281  West  Georgia  Street,                              TEL:  604-484-2899
Vancouver, BC,  Canada  V6C  3J7                              FAX:  604-484-2875
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December  4,  2001
                                                              OTC  BB:  BTGS


                           FOR IMMEDIATE DISSEMINATION
                           ---------------------------


LAS VEGAS - December 3, 2001 - BURRARD TECHNOLOGIES, INC. (the "Company") announces that it has entered into a stock purchase agreement to acquire all of the issued and outstanding shares of Technocall SA. The Company will issue a total of 7,600,000 shares of its common stock in consideration for Technocall. The acquisition contemplates that nominees of Technocall will be appointed to the board of directors of the Company upon closing. The anticipated closing date is December 11, 2001. Closing is subject to the completion of customary due diligence by both parties.


This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. A key factor that could cause actual results to differ materially from those described in forward-looking statements is the ability of Burrard to complete the acquisition of Technocall SA, of which there is no assurance. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.